SEPARATION AND CONSULTING AGREEMENT AND RELEASE OF CLAIMS

            THIS SEPARATION AND CONSULTING AGREEMENT AND RELEASE OF CLAIMS ("Agreement") is made between ANTHONY J. CATALDO ("Cataldo") and CALYPTE BIOMEDICAL CORPORATION and all of its subsidiaries and affiliated companies (collectively hereafter "Calypte" or "the Company") and shall become effective on the Effective Date as set forth herein.

                                    RECITALS

            WHEREAS, Cataldo has been employed by Calypte as Executive Chairman of Calypte Biomedical Corporation pursuant to an Employment Agreement, dated May 10, 2002 (the "Employment Agreement"), and the parties hereto desire to end that relationship, and to settle, fully, finally and amicably, all claims against each other, including, but not limited to, any claims related to the employment of Cataldo and the termination of that employment and the Employment Agreement.

            NOW,   THEREFORE,   in  order  to  provide  said   benefits  and  in
consideration of the mutual promises, covenants and representations set forth below and other good and valuable consideration, the parties agree as follows:

            1. Relinquishment of Positions/Employment

            Pursuant to this Agreement, Cataldo has resigned, effective as of November 15, 2004, his position as Executive Chairman and as Director of the Company and any other position he holds as an officer, employee or director from any subsidiary or affiliated company ("Resignation Date").

            2. Payment of Good and Valuable Consideration

                  a. Cataldo has been paid within 96 hours of his Resignation Date, his final paycheck, which constitutes his regular pay as an employee through November 20, 2004. Payments under this paragraph shall be less applicable taxes.

                  b. The Company will also pay on behalf of Cataldo the cost of COBRA payments (based on the applicable percentage previously paid by Company on behalf of Cataldo for health insurance while an employee) for a period of eighteen (18) months after his Resignation Date or the legal limit of COBRA, whichever occurs later. Cataldo agrees that should he become eligible for health insurance through a new employer during the eighteen (18) month period, that he will promptly notify the Company and the Company's obligation to make COBRA payments will end with Cataldo's eligibility to participate under the New Plan.

                  c. Notwithstanding anything to the contrary, it is expressly understood that all payments under this Agreement are unconditional obligations of Calypte and are not contingent on consulting or advisory services being provided by Cataldo or used by the Company. It is further understood that Calypte will have no right of setoff to its payment obligations under this Agreement and that this Agreement, subject to paragraph 23, is irrevocable, non-cancelable and is not subject to early termination for any reason whatsoever. Commencing on November 15, 2004, and ending on November 14, 2006 ("Consulting Term"), Cataldo shall provide consulting or advisory services to Calypte in order to provide transition and other services as may be requested by Calypte's Chief Executive Officer. As part of his advisory services, Cataldo shall provide to Calypte a status report of all pending projects Cataldo has been involved with prior to the Resignation Date including, without limitation, names and contact information. In addition to the COBRA payments set forth in paragraph 2(b), above, Cataldo's services as a consultant shall be paid in a total sum of $1,033,389.00 as follows:

      (i) During the first year of the Consulting Term, commencing on December 15, 2004 and ending on November 14, 2005, a total of $300,000.00, payable in monthly increments of $25,000.00. During the second year of the Consulting Term, commencing on December 15, 2005 and ending on November 14, 2006, a total of $213,389.00, payable in 11 monthly increments of $18,000.00 and a final monthly increment of $15,389.00. Payments shall be made on the 15th day of each month. In the event, however, that the Company closes a financing during the Consulting Term, then the Company shall accelerate such payments as follows:

                  (a) For a financing between $5,000,000 and $10,000,000, the Company shall pay $175,000, less amounts already paid pursuant to this paragraph 2(c)(i), within five (5) days of the closing or January 3, 2005, whichever is later;

                  (b) For a financing in an amount over $10,000,000, the Company shall pay $375,000, less amounts already paid pursuant to this paragraph 2(c)(i), within five (5) days of the closing or January 3, 2005, whichever is later; and

                  (c) The Company shall pay any remaining amounts due to be paid under this paragraph 2(c)(i) on a pro-rata basis for the balance of the Consulting Term.

      (ii) Upon the expiration of any restrictions on the transfer of Calypte shares, the Company shall on January 3, 2005 pay on Cataldo's behalf the sum of $520,000.00, representing the amounts necessary for Cataldo to exercise 1,625,000 options to purchase shares of Calypte common stock pursuant to the Calypte Biomedical Corporation 2000 Equity Incentive Plan.

                  d. Notwithstanding the provisions of paragraph 2(c)(ii), above, nothing herein shall prevent Cataldo from exercising any vested options pursuant to the Company's applicable stock option plans. The Company also agrees to grant Cataldo accelerated vesting of all of his current issued but unvested options as of the Effective Date of this Agreement with the term to exercise all options expiring at the end of the term of this Agreement or as provided for under the specific option, whichever is the greater.

                  e. All valid and supported expenses incurred by Cataldo prior to the Resignation Date and submitted to the Company will be paid in the ordinary course by the Company.

                  f. In the event that Cataldo should die or become incapacitated prior to this Agreement terminating by its own terms, the residual amount to be paid under this Agreement will be paid in accordance with the terms of this Agreement to Cataldo's estate or his duly appointed personal representative as the case may be.


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

                  g. All payments made by Company under this Agreement shall be forwarded to an address so designated in writing by Cataldo or his legal counsel from time to time.

            3. Indemnification Against Claims

            Calypte agrees to indemnify and hold Cataldo harmless from any liability, claims, demands, costs, expenses and attorneys' fees incurred by him as a result of any actions by him in the course of his employment, or as a director of the Company to the extent other directors would be so indemnified pursuant to applicable law. Calypte further agrees to indemnify and hold Cataldo harmless from any liability, claims, demands, costs, expenses, and attorneys' fees incurred by him as a result of any actions by him, specifically in connection with providing advisory and consulting services to Calypte.

            4. Non-Disclosure of Trade Secrets and Confidential Information

            Cataldo understands and agrees that in the course of employment with Calypte he has acquired confidential information and trade secrets concerning the operations of Calypte and its future plans and methods of doing business, which information Cataldo understands and agrees would be damaging to Calypte if disclosed to a competitor or made available to any other person or corporations. Cataldo understands and agrees that such information either has been developed by him or divulged to him in confidence, and he understands and agrees that he will keep all such information secret and confidential. Furthermore, Cataldo agrees that on or before the Effective Date of this Agreement, he will turn over to Calypte all Company confidential files, records, and other documents. In addition, Cataldo will return all property in his possession owned by Calypte.

            5. Non-Solicitation

            Cataldo further agrees that he will not solicit or participate or assist in any way in the solicitation of any person in management, professional or technical positions at Calypte for employment by any other company. However, Cataldo will not violate this provision if said employee pursues a position with Cataldo's future employer without any encouragement or involvement direct or indirect of Cataldo.

            6. No Other Claims

            Cataldo represents and warrants that he has not filed against Calypte or any of its representatives, any claim, complaint, charge or suit, with any federal, state or other agency, court, board, office or other forum or entity, including without limitation, any application for workers compensation benefits as of the Effective Date.

            7. General Release

                  a. As a material inducement to Calypte to enter into this Agreement, Cataldo, on behalf of himself and his heirs, executors, administrators, successors and assigns, to the extent permissible by law, does hereby irrevocably and unconditionally release, acquit and forever discharge Calypte, and its divisions, subsidiaries, affiliates and all owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, and attorneys, acting by, through, under or in concert with Calypte or any parent, subsidiary or related entity, from any and all charges, complaints, grievances, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, joint or several, which Cataldo has had or may hereafter claim to have had, against Calypte by reason of any matter, act, omission, cause or event whatever from the beginning of time to the Resignation Date ("Claims"); other than those obligations of Calypte set forth in this Agreement.


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

                  b. As a material inducement to Cataldo to enter into this Agreement, Calypte, and its divisions, subsidiaries, affiliates and all predecessors, successors, assigns and agents, to the extent permissible by law, do hereby irrevocably and unconditionally release, acquit and forever discharge Cataldo, from any and all charges, complaints, grievances, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever, known or unknown, suspected or unsuspected, joint or several, which Calypte has had or may hereafter claim to have had, against Cataldo by reason of any matter, act, omission, cause or event whatever from the beginning of time to the Resignation Date ("Claims"); other than those obligations of Cataldo set forth in this Agreement.

            This release and waiver of Claims specifically includes, but without limiting the foregoing general terms, the following: (1) all Claims arising from or relating in any way to any act or failure to act by any employee of Calypte,
(2) all Claims arising from or relating in any way to the employment relationship of Cataldo with Calypte and/or the termination thereof, including any claims which have been asserted or could have been asserted against Calypte, together with (3) any and all Claims which might have been asserted by Cataldo in any suit, claim, or charge, for or on account of any matter or things whatsoever that has occurred up to and including the date of this Agreement, under any and all laws, statutes, orders, regulations, or any other claim of right(s), including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the California Labor Code, and the California Fair Employment and Housing Act, or any Claim in contract or tort.

            8. Release of Unknown or Unsuspected Claims

            For the purpose of implementing a full and complete release and discharge of the parties hereto, the parties expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which the parties have against one another but do not know or suspect to exist in their favor at the time of execution hereof, which if known or suspected by them would materially affect their decision to execute this release; that this Agreement contemplates the extinguishment of any such Claim or Claims, and that all rights under Section 1542 of the California Civil Code are hereby expressly waived. Section 1542 of the Civil Code provides:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            Cataldo and Calypte represent that they have read and understood the provisions of California Civil Code Section 1542.


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

            9. Future Litigation or Anticipated Litigation

            Cataldo agrees that he shall make himself reasonably available to the Company and its counsel to assist in, cooperate with or otherwise testify in connection with any litigation where his participation or assistance is needed or required by law. Calypte agrees that it shall make its employees and directors reasonably available to Cataldo and his counsel to assist in, cooperate with or otherwise testify in connection with any litigation where its participation or assistance is needed or required by law.

            10. Nondisparagement

            Cataldo agrees that he will not disparage Calypte, and its officers, directors or employees. Calypte's officers and directors agree that they will not disparage Cataldo.

            11. Other Relief

            The parties agree that any dispute, controversy or claim between the parties arising out of or relating to this Agreement, or any breach or asserted breach thereof, shall be determined and settled by arbitration in accordance with the rules for dispute resolution of JAMS/ENDISPUTE in effect at the time the arbitration commences. The prevailing party in such arbitration shall be entitled to its reasonable costs and expenses (including reasonable attorneys' fees) in such arbitration as part of the award. Judgment on the award may be entered in any court having jurisdiction thereof, and the parties specifically reserve all rights to appeal such judgment as if it were rendered in a court-of-law. Notwithstanding the foregoing, in the event of any default by Calypte in payment under this Agreement which shall remain uncured for a period of ten (10) days, on written notice of default to Calypte, Cataldo shall have the right to enter judgment in a court of competent jurisdiction for payments under the Agreement giving credit to amounts previously received under the Agreement. At Cataldo's request, Calypte will execute concurrently with the execution of this Agreement a confession of judgment in reasonably acceptable form to Calypte as prepared by legal counsel for Cataldo at Cataldo's sole expense to be held in escrow by legal counsel for Cataldo. A true copy of the confession of judgment is annexed to this Agreement as Exhibit A.

            12. Press Release

            On November 16, 2004, Calypte issued a press release to the public concerning Cataldo's resignation in the form attached hereto. Cataldo has consented to the issuance of the press release as same pertains to Cataldo's resignation as executive chairman.

            Neither party will issue any other press release concerning the resignation.

            13. Binding Agreement

            This Agreement shall be binding upon Cataldo and Calypte and their respective heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of the parties hereto and their representatives, and each of them, and to their heirs, administrators, representatives, executors, successors and assigns.


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

            14. Attorney's Fees

            Each party hereto will bear its own costs and attorneys' fees incurred in achieving the settlement and release of this matter. If any party defaults under the terms of this Agreement, and the other party employs an attorney to enforce or interpret the terms of this Agreement, or to obtain a declaration of rights under this Agreement, whether or not legal proceedings are commenced, then such other party shall be entitled to recover from the defaulting party all attorneys' fees, costs and expenses incurred. If a party commences an action against the other to enforce or interpret the terms of this Agreement, or to obtain a declaration of rights under this Agreement, the prevailing party shall be entitled to all attorneys' fees, costs and expenses incurred in such action or any appeal or enforcement of such action.

            15. Non-Reliance

            Other than as expressly set forth in this Agreement, Cataldo and Calypte represent and acknowledge that in executing this Agreement they did not rely upon and they have not relied upon any representation nor statement made by any of the parties hereto or by any of their agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

            16. Agreement Obligates, Extends and Inures

            The provisions of this Agreement shall be deemed to obligate, extend and inure to the benefit of the legal successors, assigns, transferees, grantees, heirs, shareholders, officers and directors of each signatory party hereto, and to those who may assume any or all of the above-described capacities subsequent to the execution and Resignation Date of this Agreement.

            17. Non-Admission of Liability

            This Agreement shall not in any way be construed as an admission by Calypte that it has acted in any manner in violation of the common law or in violation of any federal, state or local statute or regulation nor shall it be construed as an admission by Cataldo that he has acted in any manner in violation of the common law or in violation of any federal, state or local statute or regulation.

            18. Method of Execution

            This Agreement may be executed in counterparts and each counterpart shall be deemed a duplicate original. For purposes of execution, facsimile signature pages shall be deemed originals.

            19. Applicable Law

            This Agreement is deemed to have been made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Agreement shall in all causes be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.


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

            20. Severability

            The provisions of this Agreement are severable, and should any provision of this Agreement be declared or be determined by any arbitrator or court to be illegal or invalid, any such provision shall be stricken, and the validity of the remaining parts, terms or provisions shall not be affected.

            21. Entire Agreement

            This Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings between the parties pertaining to the same subject matter, further, this Agreement may not be changed modified or amended except by explicit written agreement by the parties hereto.

            22. Notices

            All notices under this Agreement are to be in writing and delivered by overnight courier and are deemed effective upon receipt if to:

      Company:

      Calypte Biomedical Corporation,
      5000 Hopyard Rd., Suite 480
      Pleasanton, CA 94588
      Attn: Chief Executive Officer

      If to Cataldo:

      Barry K. Rothman, Esq.
      1901 Avenue of the Stars, Suite 370
      Los Angeles, CA  90067

            23. Older Worker Benefits Protection Act

            Cataldo has been informed by the Company and acknowledges and understands that he has been given up to twenty-one (21) days to consider the terms of this Agreement (although he need not take the full 21 days to do so), that he may seek advice from an attorney, and that he may revoke this Agreement at any time within seven (7) days following his signing of it. This Agreement will not be effective or enforceable and no payments will be made at any time within seven (7) days following Cataldo's execution of this Agreement. The eighth day following Cataldo's execution of this Agreement shall be the "Effective Date." Any revocation within this period must be submitted in writing to the Company's Chief Executive Officer, J. Richard George, 5000 Hopyard Road, Suite 480, Pleasanton, California 94588, and must state "I hereby revoke my acceptance of the Settlement Agreement and General Release."


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

            CATALDO states that he has carefully read the foregoing Agreement, has had the opportunity to consult with an attorney, knows and understands its contents, and voluntarily executes this Agreement.

            The parties further acknowledge that this Agreement has been entered into without fraud, duress, undue influence or mistake and that upon the Effective Date, that this Agreement is not subject to recission.

                                           SIGNATURES


Date:  12/2/04                             /s/ Anthony J. Cataldo
       ----------------------              -------------------------------------
                                           Anthony J.  Cataldo

                                           Calypte Biomedical Corporation


Date:  12/3/04                             /s/ J. Richard George
       ----------------------              -------------------------------------
                                           J. Richard George
                                           President and Chief Executive Officer


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